ENERGYTEC, INC., and COMANCHE WELL SERVICE CORP., Plaintiffs, v. CALVIN BASS and JERRY BASS, Defendants	§ § § § § § § § § §	IN THE DISTRICT COURT OF TITUS COUNTY, TEXAS __________ JUDICIAL DISTRICT

PLAINTIFF’S ORIGINAL COMPLAINT

TO THE HONORABLE JUDGE OF SAID COURT:

COME NOW Plaintiffs Energytec, Inc. (“Energytec”) and Comanche Well Service Corp. (“Comanche”), and file this their Plaintiffs’ Original Petition complaining of Calvin Bass and Jerry Bass and would show the Court as follows:

I.
DISCOVERY CONTROL PLAN

1.     Pursuant to Rule 190 of the Texas Rules of Civil Procedure, Plaintiff states that discovery in this case is intended to be conducted under Level 3 of Rule 190 of the Texas Rules of Civil Procedure.

II.
PARTIES

2.     Plaintiff Energytec is incorporated in the State of Nevada, and its principal place of business is in Dallas, Texas.

3.     Plaintiff Comanche is a wholly owned subsidiary of Energytec, and its principal place of business is in Talco, Texas.

4.     Defendant Calvin Bass is an individual resident of Franklin County, Texas. Defendant Calvin Bass may be served at his residence at Route 1, Talco, Texas 75487.

5.     Defendant Jerry Bass, the wife of Calvin Bass, is also an individual resident of Franklin County, Texas. Defendant Jerry Bass may be served at her residence at Route 1, Talco, Texas 75487.

III.
JURISDICTION AND VENUE

6.     The court has jurisdiction over this dispute because the amount in controversy is within the jurisdictional limits of the court. Defendants’ tortious conduct occurred, among other places, in Titus County, Texas; therefore, venue is proper in Titus County, Texas.

IV.
SUMMARY OF THE CASE

7.     This case arises from the Defendants’ theft and conversion of Plaintiffs’ materials, equipment and employee labor in order to make improvements to their personal residence. By misappropriating Plaintiffs’ property and employee services for their own use and benefit, the Defendants breached duties they owed as employees of Energytec and Comanche. Plaintiffs now sue the Defendants to recover actual and exemplary damages for their illegal and tortious conduct.

V.
BACKGROUND AND FACTS

8.     Energytec was formed in July 1999 for the purpose of engaging in oil and gas exploration and production activities. Energytec acquires existing oil and gas properties and among other things, engages in drilling, re-entry and completion operations. Comanche is a well service business and is a wholly owned subsidiary of Energytec.

A.        The Defendants’ Misappropriation and Theft of Plaintiffs’ Assets

9.     From July, 1999 to March 18, 2006, Defendant Calvin Bass acted as the district manager of Energytec’s office in Talco, Texas, yet his actual employment did not begin until January 1, 2005. Through this position and with the cooperation of other Energytec employees, including his wife, Jerry Bass, who was the office manager of the Talco office from April 20, 2001 until December 31, 2004, Defendant Calvin Bass was given the opportunity to systematically loot Energytec and Comanche of materials, equipment and employee labor in order to make substantial and profound improvements to the Basses’ ranch property in Franklin County, Texas.

10.   In particular, employees of Energytec and Comanche built a barn, corral, metal pipe fences, and stock tanks, and otherwise acted as ranch hands for the Basses. Energytec and Comanche employees were being paid hourly wages by Energytec and Comanche at the time they performed this work. Some employees worked up to 50 or 60 hours per week at the Basses’ ranch.

11.   The metal pipe fence around the Basses’ ranch was constructed by Energytec and Comanche employees at the direction of Defendant Calvin Bass over the course of approximately eighteen (18) months. The Basses misappropriated from Energytec and Comanche approximately 2000 joints of sucker rod pipe and over 1000 joints of tubing in the construction of the barn, corral and fences. Approximately 400 joints of rods and approximately 300 joints of other pipe were used in constructing the metal pipe fence. Approximately 2300 feet of 2-7/8 inch tubing and 10,400 feet of such rods have been welded into the pipe fence. The Basses misappropriated the materials and labor from Energytec and Comanche and have never paid Energytec and Comanche for such items.

12.   In addition to construction projects like the barn, corral, fence and bulldozer work to build stock tanks on the Basses’ property, Energytec and Comanche employees were also utilized as domestic help and ranch hands by the Basses and did such things as cleaning their swimming pool, tending their livestock, painting, hanging electrical fixtures, building gates, feed troughs and hay rings and hauling hay. The Basses utilized Energytec and Comanche employees, equipment and materials as if they were their own. During all of this time, Energytec and Comanche were paying the salaries of the employees and purchasing the materials used to make improvements to the Basses’ ranch.

13.   The materials used at the Basses’ ranch were taken from Energytec and Comanche’s property and storage facilities as well as from some of Energytec and Comanche’s oil and gas lease properties located in Hopkins and Titus counties. Additional materials and fixtures were purchased from vendors and charged to the accounts of Energytec and Comanche.

14.   Defendants’ misappropriation of Energytec and Comanche’s assets was facilitated through the corrupt assistance of other Energytec employees. These individuals knowingly and willingly allowed the Basses to steal from Energytec and Comanche and also assisted in falsifying billing and payment records. By virtue of their assistance with and concealment of the Basses’ activities, the Basses thefts and misappropriations went undetected for a large period of time.

B.         Violations of Commission Rules and Regulations

15.   In addition to misappropriating vast amounts of Plaintiffs’ assets to improve his ranch property, Defendant Calvin Bass also directly contravened and/or recklessly ignored rules and regulations promulgated by the Texas Railroad Commission governing the production of oil and natural gas in the State of Texas. As the Manager of Energytec's Talco District Office,

Defendant Calvin Bass was responsible for overseeing all drilling and completion operations in the district. Defendant Calvin Bass breached his duties to Energytec by allowing several wells to be completed in non-permitted, separately recognized reservoirs in violation of the Texas Railroad Commission Rules. Other wells have non-permitted downhole commingled production, also in violation of the Texas Railroad Commission Rules. In addition, some properly permitted leases have been severed because the production was commingled with improperly permitted leases.

16.   Energytec has been damaged by Defendant Calvin Bass’ action that have hindered and prevented production from these wells, for which damages Energytec now sues him.

VI.
CAUSES OF ACTION

A.        Conversion

17.   Defendants Calvin and Jerry Bass have committed the tort of conversion by misappropriating Plaintiffs’ property for their own use. As a result, Plaintiffs have suffered damages in an amount in excess of the jurisdictional limits of this court, for which they now sue.

B.        Theft of Property

18.   Defendants Calvin and Jerry Bass have committed theft of property and services from Plaintiffs and are liable for their actions under the Texas Theft Liability Act, Chapter 134 of the Texas Civil Practice and Remedies Code. In addition to seeking actual damages caused by such theft, Plaintiffs also are entitled to recovery of additional statutory damages, attorneys’ fees and court costs pursuant to Section 134.005 of the Act.

C.        Breach of Fiduciary Duty/Duty of Loyalty

19.   As employees of Energytec, Defendants owed fiduciary duties and duties of loyalty to their employer. By stealing property and services of the Plaintiffs for their own personal benefit, Defendants have breached such duties and are liable for damages.

20.   Defendant Calvin Bass also breached his fiduciary duty by failing to adhere to the Texas Railroad Commission Rules governing the production of oil and gas in the State of Texas. As a result, Plaintiffs have suffered damages because of lost oil and gas production.

21.   Plaintiffs have suffered damages in an amount in excess of the jurisdictional limits of this court. In addition, Defendants’ conduct is such that law allows the recovery of exemplary damages

D.        Exemplary Damages

22.   Because Defendants’ actions were criminal in nature and malicious, Plaintiffs also request an award of exemplary damages to punish the Defendants and deter others from such conduct.

VII.
PRAYER

WHEREFORE, PREMISES CONSIDERED, Energytec and Comanche pray that Defendants Calvin Bass and Jerry Bass be cited to appear and answer herein, and upon final hearing or trial hereof that Energytec and Comanche be awarded actual and exemplary damages, their costs of suit and attorneys’ fees from the Defendants, as well as all other relief, at law or in equity, to which Energytec and Comanche may show themselves to be justly entitled.

Respectfully submitted,

/s/ David B. Dyer
David B. Dyer Texas Bar No. 06313500 Gene R. Besen Texas Bar No. 24045491

SECORE & WALLER, L.L.P. Three Forest Plaza 12221 Merit Drive, Suite 1100 Dallas, Texas 75251 Telephone: 972-776-0200 Fax: 972-776-0240
COUNSEL FOR PLAINTIFFS